Filed pursuant to Rule 433. Registration Statement Nos. 333-184147 and 333-184147-01.

BUILDING TOMORROW™



An Evening with Jim Rogers

The Royal Bank of Scotland invites you to share an evening with accomplished commodities and stock market investor Jim Rogers. Jim will share political, social and economic observations based on his worldwide travels and experience as a longtime commodities investor.

Wednesday, December 5, 2012
5:00pm – 7:00pm
JW Marriott Marquis Miami
255 Biscayne Blvd Way
Miami, FL 33131

- Registration, Cocktails and Hors d'oeuvres
- Insights from Jim Rogers – submit questions in advance for Jim to address during his remarks
- Book signing – all attendees will receive a complimentary copy of the New York Times Business Best Seller, 'Hot Commodities' by Jim Rogers.

Please visit http://www.pacerfinancial.com/RogersMiami to register.

Space is limited, please register early.

www.rbs.com/etnus or **855.RBS.ETPS** (855.727.3877)

*Information contained on any website is not incorporated by reference in, and should not be considered a part of, this document.

RBS®

FOR FINANCIAL ADVISERS USE ONLY - NOT FOR USE WITH INDIVIDUAL INVESTORS.

IMPORTANT INFORMATION:     The     Royal     Bank     of     Scotland     plc
  (RBS     plc)     and     The     Royal     Bank     of     Scotland
Group      plc     (together,     the     RBS     Entities)     have     filed
   a     registration     statement     (including     a     prospectus)
with     the     Securities      and     Exchange     Commission     (SEC)
for     the     offering     of     RBS     ETNs     to     which     this
communication     may     relate.     Before      you     invest     in     any
    RBS     ETNs,     you     should     read     the     relevant
prospectus     in     such     registration     statement     and     other
 documents     that     have     been     filed     with     the     SEC
for     more     complete     information     about     the     RBS
Entities     and     offerings.      You     may     get     these
documents     for     free     by     visiting     EDGAR     on     the
SEC's     web     site     at     www.sec.gov.     Alternatively,     RBS
plc,     RBS     Securities     Inc.     or     any     dealer
participating     in     the     relevant     offering     will     arrange
to     send     you     the     relevant      prospectus     and     pricing
 supplements     if     you     request     by     calling     1-855-RBS-ETPS
  (toll-free).

The     RBS     ETNs     are     not     sponsored,     endorsed,     sold
or     promoted     by     Beeland     Interests     Inc.     ("Beeland
Interests"),      James     B.     Rogers,     Jr.     or     Diapason
Commodities     Management     SA     ("Diapason").[]     Neither     Beeland
  Interests,      James     B.     Rogers,     Jr.     nor     Diapason
makes     any     representation     or     warranty,     express     or
implied,     nor     accepts     any      responsibility,     regarding     the
    accuracy     or     completeness     of     this     document,     or
the     advisability     of     investing     in      securities     or
commodities     generally,     or     in     the     RBS     ETNs     or     in
    futures     particularly.     "Jim     Rogers",     "James     Beeland
Rogers,     Jr.",     "Rogers",     "Rogers     International     Commodity
Index",     "RICI",     "RICI     Enhanced",     and     the     names     of
   all     other     RICI     EnhancedSM     Indices     mentioned     herein
  are     trademarks,     service     marks     and/or     registered     marks
    of      Beeland     Interests,     Inc.,     which     is     owned     and
    controlled     by     James     Beeland     Rogers,     Jr.,     and
are     used     subject     to      license.[]     The     personal     names
   and     likeness     of     Jim     Rogers/James     Beeland     Rogers,
Jr.     are     owned     and     licensed     by      James     Beeland
Rogers,     Jr.

NEITHER     BEELAND     INTERESTS     NOR     DIAPASON,     NOR     ANY     OF
   THEIR     RESPECTIVE     AFFILIATES     OR      AGENTS,     GUARANTEES
THE     ACCURACY     AND/OR     THE     COMPLETENESS     OF     THE     ROGERS
   INTERNATIONAL      COMMODITY     INDEX     ("RICI"),     THE     RICI
ENHANCED,     ANY     SUB-INDEX     THEREOF,     OR     ANY     DATA
INCLUDED      THEREIN.[]     SUCH     PERSON     SHALL     NOT     HAVE     ANY
    LIABILITY     FOR     ANY     ERRORS,     OMISSIONS,     OR
INTERRUPTIONS     THEREIN     AND     MAKES     NO     WARRANTY,     EXPRESS
 OR     IMPLIED,     AS     TO     RESULTS     TO     BE      OBTAINED     BY
  OWNERS     OF     THE     RBS     ETNS,     OR     ANY     OTHER     PERSON
  OR     ENTITY     FROM     THE     USE     OF     THE      RICI,     THE
RICI     ENHANCED,     ANY     SUB-INDEX     THEREOF,     ANY     DATA
INCLUDED     THEREIN     OR     THE     RBS     ETNS.[]      NEITHER
BEELAND     INTERESTS     NOR     DIAPASON,     NOR     ANY     OF     THEIR
 RESPECTIVE     AFFILIATES     OR     AGENTS,      MAKES     ANY     EXPRESS
 OR     IMPLIED     WARRANTIES,     AND     EACH     EXPRESSLY     DISCLAIMS
 ALL     WARRANTIES     OF      MERCHANTABILITY     OR     FITNESS     FOR
A     PARTICULAR     PURPOSE     OR     USE     WITH     RESPECT     TO     THE
    RICI,     THE      RICI     ENHANCED,     ANY     SUB     INDEX
THEREOF,     OR     ANY     DATA     INCLUDED     THEREIN.[]     WITHOUT
LIMITING     ANY      OF     THE     FOREGOING,     IN     NO     EVENT
SHALL     BEELAND     INTERESTS,     DIAPASON     OR     ANY     OF     THEIR
  RESPECTIVE      AFFILIATES     OR     AGENTS     HAVE     ANY     LIABILITY
  FOR     ANY     LOST     PROFITS     OR     INDIRECT,     PUNITIVE,
SPECIAL,     OR      CONSEQUENTIAL     DAMAGES     OR     LOSSES,     EVEN
IF     NOTIFIED     OF     THE     POSSIBILITY     THEREOF.

NEITHER     THE     INDICATION     THAT     SECURITIES     OR     OTHER
FINANCIAL     PRODUCTS     OFFERED     HEREIN     ARE      BASED     ON
DATA     PROVIDED     BY     ICE     DATA     LLP,     NOR     THE     USE
OF     THE     TRADEMARKS     OF     ICE     DATA     LLP     IN
CONNECTION     WITH     SECURITIES     OR     OTHER     FINANCIAL     PRODUCTS
   DERIVED     FROM     SUCH     DATA     IN     ANY      WAY     SUGGESTS
OR     IMPLIES     A     REPRESENTATION     OR     OPINION     BY     ICE
DATA     OR     ANY     OF     ITS     AFFILIATES     AS      TO     THE
ATTRACTIVENESS     OF     INVESTMENT     IN     ANY     SECURITIES     OR
OTHER     FINANCIAL     PRODUCTS     BASED      UPON     OR     DERIVED
FROM     SUCH     DATA.     ICE     DATA     IS     NOT     THE     ISSUER
OF     ANY     SUCH     SECURITIES     OR     OTHER      FINANCIAL     PRODUCTS
    AND     MAKES     NO     EXPRESS     OR     IMPLIED     WARRANTIES
WHATSOEVER,     INCLUDING     BUT      NOT     LIMITED     TO,     WARRANTIES
  OF     MERCHANTABILITY     OR     FITNESS     FOR     ANY     PARTICULAR
PURPOSE     WITH      RESPECT     TO     SUCH     DATA     INCLUDED     OR
REFLECTED     THEREIN,     NOR     AS     TO     RESULTS     TO     BE
OBTAINED     BY      ANY     PERSON     OR     ANY     ENTITY     FROM     THE
   USE     OF     THE     DATA     INCLUDED     OR     REFLECTED     THEREIN.

Copyright[C]     2012     RBS     Securities     Inc.     All     rights
reserved.     RBS     Securities     Inc.,     a     U.S.     registered
broker-dealer,     member     of     FINRA     and      SIPC,     is     an
indirect     wholly-owned     subsidiary     of     The     Royal     Bank
of     Scotland     plc     and     an     affiliate     of     RBS     NV.